Exhibit 10.1
VERICHIP CORPORATION
STOCK AWARD AGREEMENT
This STOCK AWARD AGREEMENT (the “Agreement”) is made as of                                              (the “Grant Date”) between VERICHIP CORPORATION, a Delaware corporation (the “Company”), and                                                              (the “Grantee”).
Background Information
A. The Board of Directors (the “Board”) and shareholders of the Company previously adopted the VeriChip Corporation 2007 Stock Incentive Plan (the “Plan”).
B. Section 11 of the Plan provides that the Administrator shall have the right to grant Other Stock Based Awards, including the grant of shares of Company common stock based on certain conditions, to any Employees or Consultants of the Company or an Affiliate, subject to the terms and conditions of the Plan and any additional terms provided by the Administrator. The Administrator has made a Stock Award grant to the Grantee as of the Grant Date pursuant to the terms of the Plan and this Agreement.
C. The Grantee desires to accept the Stock Award grant and agrees to be bound by the terms and conditions of the Plan and this Agreement.
D. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.
Agreement
1. Stock Award. Subject to the terms and conditions provided in this Agreement and the Plan, the Company hereby grants to the Grantee                      shares of Company Common Stock (the “Stock Award”) as of the Grant Date.
2. Vesting. Provided that the Grantee is an Employee of, or Consultant to, the Company or an Affiliate on the Grant Date, the Grantee’s rights and interest in the Stock Award shall become vested and non-forfeitable on the Grant Date.
3. Tax Consequences. Upon the occurrence of the vesting event specified in Section 2 above, the Grantee must satisfy the federal, state, local or foreign income and social insurance withholding taxes imposed by reason of the vesting of the Stock Award. The Grantee shall make an election with respect to the method of satisfaction of such tax withholding obligation in accordance with procedures established by the Administrator. Unless the Grantee delivers to the Company or its designee within ten (10) days after the occurrence of the vesting event specified in Section 2 above a certified check payable in the amount of all tax withholding obligations imposed on the Grantee and the Company by reason of the vesting of the Stock Award, the Grantee’s actual number of vested Shares under the Stock Award shall be reduced by the smallest number of whole Shares which, when multiplied by the Fair Market Value of the Common Stock on the vesting date, is sufficient to satisfy the amount of such tax withholding obligations.
4. No Effect on Employment. Nothing in the Plan or this Agreement shall confer upon the Grantee the right to continue in the employment of the Company or affect any right that the Company may have to terminate the employment of the Grantee regardless of the effect of such termination of employment on the rights of the Grantee under the Plan or this Agreement.

5. Governing Laws. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.
6. Successors. This Agreement shall inure to the benefit of, and be binding upon, the Company and the Grantee and their heirs, legal representatives, successors and permitted assigns.
7. Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.
8. Entire Agreement.  Subject to the terms and conditions of the Plan, which are incorporated herein by reference, this Agreement expresses the entire understanding and agreement of the parties hereto with respect to such terms, restrictions and limitations.
9. Headings.  Section headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.
10. Signatures. This Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.
11. Additional Acknowledgements. By their signatures below (including electronic signatures), the Grantee and the Company agree that the Stock Award is granted under and governed by the terms and conditions of the Plan and this Agreement. Grantee has reviewed in their entirety the prospectus that summarizes the terms of the Plan and this Agreement, has had an opportunity to request a copy of the Plan in accordance with the procedure described in the prospectus, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and this Agreement. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Agreement.
IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the Grant Date set forth above.

VERICHIP CORPORATION	GRANTEE:

Name:	Name:

Title:

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